Exhibit 99.1

CubeSmart Announces Executive Management Changes

WAYNE, PA — (MARKET WIRE) — 6/1/12 — CubeSmart (NYSE:CUBE) announced today that Dean Jernigan, Chief Executive Officer and Trustee of CubeSmart, has informed the Board of Trustees that he will retire as CEO and a member of the Board upon the expiration of his current employment agreement on December 31, 2013.

“The Board of Trustees thanks Dean for his service to our Company over the last six years and for his commitment to ensuring an orderly CEO transition over the next 18 months,” said William M. Diefenderfer, Chairman of the Board of Trustees. “Under Dean’s leadership, the Company has dramatically improved the quality of its portfolio, technology and balance sheet and has built a scalable platform capable of producing solid future growth both internally and externally. It is indicative of his thoughtful and forward-looking approach to have put in place a seasoned and talented executive team and to provide an appropriate period of time to ensure a seamless transition of leadership.”

Christopher Marr, the Company’s President and Chief Investment Officer, has been named to the additional position of Chief Operating Officer. Mr. Marr’s promotion was made effective by the Company’s Board of Trustees on May 30, 2012.

“I am extremely pleased to have been able to mentor Chris over the past 18 years and help him develop into a highly effective and results-driven real estate executive.  The addition of the COO title reflects his expanded scope of oversight to include the property operations, revenue management and marketing functions of our Company.  I look forward to working closely with Chris over the next 18 months to position CubeSmart for continuing long-term success,” said Chief Executive Officer Dean Jernigan.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust. CubeSmart owns or manages 478 self-storage facilities across the United States and operates the CubeSmart Network, which consists of approximately 825 additional self-storage facilities.  The Company plans to exceed Customer expectations by adding more personalized services and technology to some of the best storage spaces around.

CubeSmart services include storage customization, logistics services, comprehensive moving services, organizational services, and office amenities.  The Company’s self-storage facilities are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2011 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.

For more information about business and personal storage or to learn more about the Company and find a nearby storage facility, visit www.CubeSmart.com or call 800-800-

1717.  Visitors to cubesmart.com can also view the sizes and features of individual self-storage units, reserve storage space, and pay their storage bills online using a safe, secure online payment function.

For more information about business or personal storage visit us online or call CubeSmart(sm) toll free at 1-800-800-1717.

Company Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.